UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ASHFORD HOSPITALITY PRIME, INC.

(Name of the Registrant as Specified in its Charter)

SESSA CAPITAL (MASTER), L.P.

SESSA CAPITAL GP, LLC

SESSA CAPITAL IM, L.P.

SESSA CAPITAL IM GP, LLC

JOHN E. PETRY

LAWRENCE A. CUNNINGHAM

PHILIP B. LIVINGSTON

DANIEL B. SILVERS

CHRIS D. WHEELER

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On May 16, 2016, Sessa Capital (Master), L.P. issued and posted to http://FixAshfordPrime.com the following press release:

SESSA CAPITAL CAUTIONS INVESTORS ON ASHFORD PRIME’S INVESTOR PRESENTATION

Sessa Believes Advertised Track Record is Irrelevant and Lacks Credibility

New York – May 16, 2016 – Sessa Capital (Master), L.P. (“Sessa”), owner of 8.2% of the outstanding common shares of Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”), today warned Ashford Prime shareholders of the incumbent Ashford Prime directors’ attempt to divert attention from what Sessa believes is the directors’ responsibility for the destruction of shareholder value at Ashford Prime. Sessa charged that the incumbents are trying to redirect focus from their own track record to the investment returns at a different company, and, on top of that, using what Sessa believes are curious assumptions to generate the other company’s track record.

Since the Company’s stock began trading in 2013, as of May 13, 2016, Ashford Prime’s stock has declined by 43%, in comparison to a decrease of only 8% in the Dow Jones US Hotel & Lodging REITs Index and an increase of 14% in the S&P 500 Index. Faced with these facts, on May 11, the Company filed an investor presentation that reports the purported total stockholder return of a different company, Ashford Hospitality Trust, Inc. (“Ashford Trust”). Sessa believes that a different company’s track record is irrelevant to the election of Ashford Prime directors at its upcoming annual meeting. And to the extent it might be relevant, Sessa believes the assumptions Ashford Prime used to create the track record are seriously flawed.

Why the Ashford Trust track record is irrelevant

A majority of the Company’s seven incumbent directors have neither held any position at Ashford Trust nor had any duties or responsibilities there. The incumbent Ashford Prime directors hold a single track record – one Sessa believes is dismal. Sessa believes that, despite its questionable accuracy, this substitute track record is being misused in the Ashford Prime election because the majority of the directors running for election have absolutely no affiliation or connection to it.

Why Sessa believes the Ashford Trust track record lacks credibility

Sessa also believes that there are potentially serious flaws and an irregular methodology in the Ashford Trust track record presented by the Company:

•	Ashford Prime has never disclosed the methodology or backup data it used to generate the purported Ashford Trust track record. However, Sessa believes the track record relies on a critical assumption – that investors buying shares of Ashford Trust in its IPO (and later receiving Ashford Prime shares in spin off distributions), immediately dumped the Ashford Prime shares received in 2013, at the opening price of $21.35 on the first day of Ashford Prime’s trading (nearly twice where the shares trade today). Ironically, it appears Ashford Prime is trying to win votes from long time Ashford Prime shareholders by showing a track record that assumes these shareholders sold their Ashford Prime shares as soon as receiving them.

•	Sessa calls upon Ashford Prime to disclose the details supporting the assumptions behind its return calculation assumptions, which are inadequately footnoted as: “Source: SNL”.

•	Ashford Prime fails to note that during various measurement periods, Ashford Trust experienced a significant period of distress, at one point dropping over 90% from its highs and even trading as a penny stock during the first quarter of 2009. Some return periods used by Ashford Prime ignore this drop and show only the subsequent recovery.

Management’s lack of value creation

While Sessa does not accept the Company’s claim that the Ashford Trust track record is relevant to Ashford Prime, Sessa finds it ironic that, given the facts, the incumbent directors are boasting about the performance of Ashford Trust. In the Company’s words, its management “created tremendous shareholder value by executing unique and creative strategies” and produced “significant long-term outperformance” at Ashford Trust. But Sessa believes these claims are not borne out by over a decade of history:

•	Ashford Trust’s IPO was priced on August 26, 2003 at $9.00 per share. Nearly 12.5 years later, as of January 11, 2016 (the valuation date the Company picked for its presentation), a long term “buy and hold” investor would hold shares in Ashford Trust, plus spin-offs Ashford Prime and Ashford Inc, with a combined value of only $9.15 (one share of Ashford Trust valued at $5.48; 0.24 shares of Ashford Prime valued at $3.04, and 0.0115 shares of Ashford Inc valued at $0.63).

•	A long term “buy and hold” investor who bought Ashford Trust stock in the IPO would have miniscule capital appreciation: 15 cents on a $9.00 investment over more than a decade, barely a penny per year. While receiving dividends during some of this time, shareholders have simply not earned meaningful capital gains. Furthermore, shifting the January 11, 2016 measurement date by even a few days would show a capital loss.

Sessa urges shareholders to look closely at Ashford Prime’s claims. Sessa also urges shareholders to vote the WHITE proxy card for its proposed slate of five board nominees, who possess significant experience in the areas of real estate investing, capital markets and corporate governance and will address what Sessa believes are Ashford Prime’s history of repeated corporate governance failures. For additional details and materials, please visit FixAshfordPrime.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Sessa Capital (Master), L.P. (“Sessa Capital”) and the other Participants (as defined below) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and an accompanying WHITE proxy card to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2016 annual shareholders meeting of Ashford Prime. The participants in the proxy solicitation include Sessa, Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC, John E. Petry, Lawrence A. Cunningham, Philip B. Livingston, Daniel B. Silvers, and Chris D. Wheeler (collectively, the “Participants”).

SESSA CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF ASHFORD PRIME TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE PARTICIPANTS’ SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION INCLUDING INFORMATION ABOUT THE PARTICIPANTS. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED AT (888) 750-5834.

Media Contact:

Sard Verbinnen & Co

Margaret Popper

212.687.8080

Daniel Goldstein

310.201.2040

Investor Contacts:

Innisfree M&A Incorporated

Scott Winter / Jonathan Salzberger

212.750.5833